UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2011
BLUELINX HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 12, 2011, the Board of Directors of BlueLinx Holdings Inc. (the “Company”) approved a form of Indemnification Agreement (the “Indemnification Agreement”), pursuant to which the Company will agree to provide for the indemnification of and the advancement of expenses to each person party to the Indemnification Agreement. The Board has authorized and directed the Company to enter into an Indemnification Agreement with each of the Company’s executive officers and directors.
The form of Indemnification Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Establishment of Fiscal 2011 Performance Bonus Targets
On January 12, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the financial criteria used in establishing bonus and award grants for fiscal 2011 under the Company’s short-term cash incentive plan (the “Short Term Incentive Plan”) for the Company’s named executive officers.
Under the Company’s Short-Term Incentive Plan, an annual bonus pool is established and funded based solely on performance as measured against established strategic, operational and/or financial goals at different levels of the Company’s operating structure. In general, the bonus pool is allocated to each participant based on the participant’s “target bonus percentage” (a percentage of such participant’s current compensation) and the extent to which the Company and/or such participant’s operating group(s) meets the established strategic, operational and/or financial goals. Each of the named executive officers is a participant in the Short-Term Incentive Plan, and each of their bonuses are subject to adjustment by the Committee, in its discretion, based on the officer’s individual performance and contribution to the Company.
Each of the named executive officer’s target bonus percentages for fiscal 2011 remained unchanged from the fiscal 2010 targets listed below (such persons are determined by reference to the Company’s most recent filing with the Commission that required disclosure pursuant to Item 402(c) of Regulation S-K).

George R. Judd	100% of base salary
H. Douglas Goforth	65% of base salary
Dean A. Adelman	50% of base salary
The Committee established corporate earnings before interest, tax, depreciation and amortization (EBITDA) as the financial performance metric for the Short Term Incentive Plan in fiscal 2011.
The foregoing summary of the Company’s Short Term Incentive Plan is qualified in its entirety by reference to the full text of the Short Term Incentive Plan, the form of which is filed as Exhibit 10.1 on the Company’s Form 8-K filed with the Commission on February 7, 2006.

Restricted Stock Grants
On January 12, 2011, the Board of Directors of the Company also approved the grant of the economic value of $15,000 in shares of restricted stock to the chairman of the Audit Committee of the Board of Directors of the Company and the grant of the economic value of $10,000 in shares of restricted stock to the members of the Audit Committee of the Board of Directors of the Company (each an “Award”), pursuant to the Company’s 2006 Long-Term Equity Incentive Plan (the “Plan”) and a Restricted Stock Award Agreement to be entered into with each recipient. Vesting of each Award is contingent upon the recipient’s continued service as a member of the Board of Directors of the Company during the period from the effective date of the Award through January 11, 2014 (the “Service Vesting Period”).
At the end of the Service Vesting Period, and provided that the recipient is then a member of the Board of Directors of the Company, the Award will vest in full. In the event a recipient ceases to be a member of the Board of Directors of the Company for any reason other than the death or disability (in which case the Award will vest in full) prior to the end of the Service Vesting Period, the Award will be forfeited. The Award will also vest in full in the event of a “Change in Control” of the Company as defined in the Plan. Prior to vesting the recipient will be entitled to vote the shares subject to the Award and to receive any dividends declared on the Company’s common stock.
The form of Restricted Stock Award Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of Director and Officer Indemnification Agreement
10.2	Form of Restricted Stock Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
By:	/s/ Sara E. Epstein
Sara E. Epstein Secretary
Dated: January 13, 2011